RSM Richter S.E.N.C.R.L./LLP
Comptables agréés
Chartered Accountants
2, Place Alexis Nihon
Montréal (Québec) H3Z 3C2
Téléphone / Telephone: 514.934.3400
Télécopieur / Facsimile: 514.934.3408
www.rsmrichter.com

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Form 10-K of ICP Solar Technologies Inc. of our report dated April 30, 2009 relating to the consolidated financial statements for the year-ended January 31, 2009.

[signed] RSM Richter LLP 1

Chartered Accountants

Montreal, Canada
April 30, 2009

1CA auditor permit no15522

RSM Richter S.E.N.C.R.L. est un cabinet indépendant membre de	RSM Richter LLP is an independent member firm of
RSM International, association de cabinets indépendants	RSM International, an affiliation of independent accounting
d’expertise comptable et de services conseils.	and consulting firms.